UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc.
Arsenal on the Charles
321 Arsenal Street
Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of A123 Systems, Inc., a Delaware corporation (the “Company”), approved the 2010 compensation for its executive officers, including its named executive officers. For 2010, the named executive officers will receive base salaries as set forth below.   On February 26, 2010, the Compensation Committee of the Company also approved the 2010 target bonuses for the executive officers of the Company pursuant to its Annual Cash Incentive Bonus Program (“Program”).  The target bonus amount as a percentage of base salary for each of the named executive officers is set forth below.

	Fiscal 2010 Base Salary	Target Bonus (% of base salary)
David P. Vieau	$375,000	100%
Michael Rubino	$275,000	60%
Robert J. Johnson	$265,000	60%
Gilbert N. Riley, Jr.	$265,000	60%
Jason M. Forcier	$265,000	60%

The Bonus Program for 2010 provides that Bonus payouts under the Program will be based 50% on the financial performance of the Company and 50% on each executive’s individual performance.  The Company’s financial performance targets under the 2010 Program are based on certain revenue targets and adjusted EBITDA.  Individual performance goals are based on the particular area of expertise of the executive and his performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort Achievement greater than or equal to the minimum target up to the Program target will fund a bonus that is applied on a straight line from 20% to 100%. Achievement greater than the Program target up to the maximum target will fund a bonus that is applied on a straight line from 101% to 150%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: March 4, 2010	By:	/ S / Michael Rubino
Michael Rubino
Chief Financial Officer